As filed with the Securities and Exchange Commission on March 10, 2011.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA RESOURCES DEVELOPMENT INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o SSC Mandarin Investment Group Limited 1402 China Resources Building 26 Harbour Road, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-171727
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units	The NASDAQ Stock Market LLC

Ordinary Shares, $.001 par value	The NASDAQ Stock Market LLC

Warrants	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of China Resources Development Inc. (the “Company”).  The description of the units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on January 14, 2011, as amended from time to time (File No. 333-171727) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

*3.1	Amended and Restated Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on January 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA RESOURCES DEVELOPMENT INC.

Date: March 10, 2011	By:	/s/ Wing Kai Ho
Wing Kai Ho
Chief Financial Officer